UNITED STATES

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SCHEDULE 14A

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EXXON MOBIL CORPORATION

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Exxon Mobil Corporation Jeffrey J. Woodbury 5959 Las Colinas Boulevard Vice President, Investor Relations Irving, TX 75039 2298 and Secretary May 2, 2018 Re: Supplemental Information Related to Item 3 – Advisory Vote to Approve Executive Compensation Dear Investor, In the 2018 filing of Exxon Mobil Corporation’s proxy, we included an Executive Compensation Overview (Overview) as additional proxy material to summarize the key design features of our compensation program and demonstrate a strong linkage between ExxonMobil’s compensation program and business results. Charts 3 and 4 on page 5 of the Overview compare the compensation of the ExxonMobil CEO position versus our compensation benchmark companies over a 10-year period from 2007 to 2016. The 2017 data for our compensation benchmark companies have recently become available as they have filed their 2018 proxies. Therefore we have updated both charts as shown below. This also updates all other references to these data in the Overview. (1) 3 Realized Pay vs. Benchmark Companies Realized pay is below the median of compensation benchmark companies for most of the period between 2008 to 2017 ExxonMobil Compensation Benchmark Company: Median Highest (dollars in millions) 80 70 60 50 40 30 20 10 0 2008 09 10 11(2) 12 13 15 2017 (1) 4 Realized and Unrealized Pay Combined realized and unrealized pay for CEO position from 2008 to 2017 is at the 44th percentile of compensation benchmark companies Realized Pay: 20th 10of 13 PERCENTILE POSITION Combined 44 Realized and Unrealized Pay: th 8of 13 PERCENTILE POSITION (1) Realized Pay is compensation actually received by the CEO during the year, excluding any retirement distributions. Unrealized Pay represents the current value – not the grant date value used for reporting in the Summary Compensation Table – of outstanding unvested cash and stock-based incentive awards as well as the current market value of unexercised “in the money” stock options granted during the years 2008 through 2017. For ExxonMobil, this also: (i) includes the unvested performance shares that were surrendered by the former CEO to comply with conflict-of-interest requirements associated with his appointment as U.S. Secretary of State on February 1, 2017 and assumes the vesting schedule that otherwise would have applied as a retired employee, including payout over 10 years; and (ii) excludes all unpaid earnings bonus units that were also surrendered by the former CEO to comply with the conflict-of-interest requirements. Award values are based on target levels of formula-based awards and fiscal year-end 2017 stock prices. See page 9 of the Executive Compensation Overview for more detailed definitions of realized and unrealized pay. (2) ExxonMobil CEO exercised last stock options granted in 2001 that would have expired in 2011. No stock options granted since 2001.

Page 2 We look forward to discussing this information with our shareholders over the next several weeks and during the webinar on executive compensation and shareholder proposals on May 10, 2018. Sincerely, Please read this supplemental information together with the complete Overview and the more detailed information included in the Compensation Discussion & Analysis, compensation tables, and narrative on pages 27 through 53 of ExxonMobil’s 2018 Proxy Statement before you cast your vote on Management Resolution Item 3 – Advisory Vote to Approve Executive Compensation.